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                                  EXHIBIT 99

[LETTERHEAD]



                                         Contact:  David Sklar
                                                   Aames Financial Corporation
                                                   (323) 210-5311



FOR IMMEDIATE RELEASE


               AAMES FINANCIAL CORPORATION HOLDS ANNUAL MEETING
               APPROVES ALL PROPOSALS PRESENTED AT THE MEETING

     LOS ANGELES, CALIFORNIA, MARCH 6, 2000 -- AAMES FINANCIAL CORPORATION (NYSE:AAM), a leader in subprime home equity lending, announced that it held its 1999 Annual Meeting of Stockholders on Friday, March 3, 2000 and that a quorum of stockholders, present in person or by proxy, approved all of the proposals presented at the meeting, elected directors and ratified the appointment of the Company's independent auditors.

     Stockholders approved proposals to amend the Company's Certificate of Incorporation which will allow stockholders to take action by written consent in the future and which authorized a 1-for-5 reverse stock split of both the Common Stock and the Series C Convertible Preferred Stock.

     Steven M. Gluckstern, Mani A. Sadeghi, Adam M. Mizel and David A. Spuria were elected by the holders of the Company's Series B Convertible Preferred Stock as Series B Directors for one-year terms expiring at the 2000 Annual Meeting. Cary H. Thompson and Georges C. St. Laurent, Jr. were elected by the holders of Common Stock and Series B Convertible Preferred Stock, voting together, as Class II Common Stock Directors for three-years terms expiring at the 2002 Annual Meeting of Stockholders.

     The appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2000 was ratified by stockholders.

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     The Company announced that the Board of Directors has not made a determination as to when the reverse stock split of the Common Stock and the Series C Convertible Preferred Stock would be made effective and that the Company will make further a public announcement at the appropriate time regarding the effective date.

     The Company announced that, following the Annual Meeting of Stockholders, the Board of Directors unanimously re-elected Steven M. Gluckstern as Chairman of the Board.

     Aames Financial Corporation is a leading home equity lender, and at December 31, 1999 operated 105 retail Aames Home Loan offices and 21 wholesale branches nationwide.

     From time to time the Company may publish forward-looking statements related to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in our securitization trusts; Prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans we sell; government regulation; changes in federal income tax laws; Year 2000 compliance; our ability to pay dividends and the concentrated ownership of our controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K And 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, and subsequent Company Filings with the United States Securities and Exchange Commission.

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